Exhibit (g)(3)(vi)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 5 dated as of             , 2005 (“Amendment No. 5”), to the Amended and Restated Global Custody Agreement dated as of February 1, 2002, as amended by Amendment No. 1 dated May 2, 2003, Amendment No. 2 dated July 8, 2004, Amendment No. 3 dated September 13, 2004 and Amendment No. 4 dated May 1, 2005 (“Agreement”) by and between EQ Advisors Trust and JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		JP MORGAN CHASE BANK

By:		By:
Name:	Steven M. Joenk	Name:
Title:	President and Chief Executive Officer	Title:

SCHEDULE C

AMENDMENT NO. 5 TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

PORTFOLIOS*

CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Money Market Portfolio

  (fka EQ/Alliance Money Market Portfolio )

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Large Cap Growth Portfolio

  (fka EQ/Alliance Premier Growth Portfolio)

EQ/Alliance Small Cap Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

  (fka Lazard Large Cap Value Portfolio)

EQ/Bear Stearns Small Company Growth Portfolio

  (fka EQ/Enterprise Small Company Growth Portfolio)

EQ/Boston Advisors Equity Income Portfolio

  (fka EQ/Enterprise Equity Income Portfolio)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Capital Guardian Growth Portfolio

  (fka EQ/Putnam Voyager Portfolio)

EQ/Caywood-Scholl High Yield Bond

  (fka EQ/Enterprise High Yield Bond Portfolio)

EQ/Enterprise Capital Appreciation Portfolio

EQ/Enterprise Deep Value Portfolio

EQ/Enterprise Global Socially Responsive Portfolio

EQ/International Growth Portfolio

EQ/Enterprise Managed Portfolio

EQ/Enterprise Multi-Cap Growth Portfolio

EQ/Equity 500 Index Portfolio

  (fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

  (fka Evergreen Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

  (fka Warburg Pincus Small Company Value Portfolio)

EQ/Mergers and Acquisitions Portfolio

  (fka EQ/Enterprise Mergers and Acquisitions Portfolio)

EQ/Small Company Value Portfolio

  (fka EQ/Enterprise Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

  (fka JPM Core Bond Portfolio)

EQ/JP Morgan Value Opportunities

  (fka EQ/Putnam Growth and Income Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfoliio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

  (fka Merrill Lynch Value Equity Portfolio)

EQ/Mercury International Value Portfolio

  (fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

  (fka MFS Growth with Income Portfolio)

EQ/Montag & Caldwell Growth Portfolio

  (fka EQ/Enterprise Growth Portfolio)

EQ/MONY Diversified Portfolio

EQ/MONY Equity Income Portfolio

EQ/MONY Equity Growth Portfolio

EQ/Government Securities Portfolio

  (fka EQ/MONY Government Securities Portfolio)

EQ/Intermediate Term Bond Portfolio

  (fka EQ/MONY Intermediate Term Bond Portfolio)

EQ/Long Term Bond Portfolio

  (fka EQ/MONY Long Term Bond Portfolio)

EQ/MONY Money Market Portfolio

EQ/PIMCO Real Return Portfolio

  (fka EQ/Enterprise Total Return Portfolio)

EQ/Small Company Index Portfolio

  (fka BT Small Company Index Portfolio)

EQ/Short Duration Bond Portfolio

  (fka EQ/Enterprise Short Duration Bond Portfolio)

EQ/TCW Equity Portfolio

  (fka EQ/Enterprise Equity Portfolio)

EQ/UBS Growth and Income Portfolio

  (fka EQ/Enterprise Growth and Income Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

  (fka EQ/Emerging Markets Equity Portfolio)

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Legg Mason Value Equity Portfolio